UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 21, 2014

FUEL PERFORMANCE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-25367	88-0357508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.

7777 Bonhomme, Suite 1920
St. Louis, Missouri	63105
(Address of principal executive offices)	Zip Code)

(314) 863-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act.

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01 Other Events

Fuel Performance Solutions, Inc. (the “Company”) is providing an update on its commercial activities.

Fuel Performance Solutions, Inc. has received an initial purchase order pursuant to a product supply arrangement with a U.S.-based retail fuel distribution company for its DiesoLiFTTM and GasoLiFTTM fuel additives which will be added to diesel and gasoline, respectively, creating premium fuel blends for both types of fuel for sale at the retail pump in the U.S.

This commercial arrangement will have a positive material impact on the Company’s revenues and cash flow.

Forward Looking Statements:

Some statements contained in this 8-K may be forward-looking within the meaning of the safe harbor clause of the Private Securities Litigation Reform Act of 1995 including, but not limited to, statements as to commercialization of the Company's products and business development activities. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  Such forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond management’s control, that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the Company's ability to generate revenues and other factors as described in the Company's literature and filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2014

FUEL PERFORMANCE SOLUTIONS, INC.

By: /s/ Jonathan R. Burst
Name: Jonathan R. Burst
Title: Chief Executive Officer